SCN-CH

The State of Texas

Secretary of State

OCT. 19, 1999

DANIEL H STINGER
3906 ST MICHAELS CT
SUGAR LAND ,TX 77479

RE:
WOW ENERGY, INC.
CHARTER NUMBER 01554624-00

IT HAS BEEN OUR PLEASURE TO APPROVE AND PLACE ON RECORD THE ARTICLES OF INCORPORATION THAT CREATED YOUR CORPORATION. WE EXTEND OUR BEST WISHES FOR SUCCESS IN YOUR NEW VENTURE.

AS A CORPORATION, YOU ARE SUBJECT TO STATE TAX LAWS. SOME NON-PROFIT CORPORATIONS ARE EXEMPT FROM THE PAYMENT OF FRANCHISE TAXES AND MAY ALSO BE EXEMPT FROM THE PAYMENT OF SALES AND USE TAX ON THE PURCHASE OF TAXABLE ITEMS. IF YOU FEEL THAT UNDER THE LAW YOUR CORPORATION IS ENTITLED TO BE EXEMPT YOU MUST APPLY TO THE COMPTROLLER OF PUBLIC ACCOUNTS FOR THE EXEMPTION. THE SECRETARY OF STATE CANNOT MAKE SUCH DETERMINATION FOR YOUR CORPORATION.

IF WE CAN BE OF FURTHER SERVICE AT ANY TIME, PLEASE LET US KNOW.

VERY TRULY YOURS,

Elton Bomer, Secretary of State

SCM-CH

The State of Texas
Secretary of State

CERTIFICATE OF INCORPORATION

OF

WOW ENERGY, INC.
CHARTER NUMBER 01554624

THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF INCORPORATION FOR THE ABOVE NAMED CORPORATION HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

ACCORDINGLY, THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF INCORPORATION.

ISSUANCE OF THIS CERTIFICATE OF INCORPORATION DOES NOT AUTHORIZE THE USE OF A CORPORATE NAME IN THIS STATE IN VIOLATION OF THE RIGHTS OF ANOTHER UNDER THE FEDERAL TRADEMARK ACT OF 1946, THE TEXAS TRADEMARK LAW, THE ASSUMED BUSINESS OR PROFESSIONAL NAME ACT OR THE COMMON LAW.

DATED OCT. 18, 1999

EFFECTIVE OCT. 18, 1999

THE STATE OF TEXAS

Elton Bomer

Elton Bomer, Secretary of State